EXHIBIT 10.2

                FIRST AMENDMENT TO AN SPO SUBSCRIPTION AGREEMENT

         First Amendment to an SPO Subscription Agreement, dated in September 2005 (the "Subscription Agreement"), made as of the 27th day of September 2006 between SPO Medical Inc. (the "Company, or SPO") and the undersigned subscriber (the "Subscriber") to that Subscription Agreement.

         Whereas, under the Subscription Agreement, SPO sold Subscriber certain SPO securities (the "Unit"), including (i) a 6% promissory note (the "Note"); and (ii) a common stock purchase warrant (the "Warrant"); and

         Whereas, the parties hereto wish to amend the Subscription Agreement, the Note and the Warrant in accordance with, and subject to the following terms and conditions.

NOW THEREFORE, in consideration of the above and the terms and conditions hereof, the parties, for themselves, their, heirs, successors and assigns agree as follows:

1. Unless otherwise defined herein, the capitalized terms used herein shall have the meanings described in the Subscription Agreement.

2.    The Note

      (i) Effective the date hereof, the Note shall be due on March 26, 2008 (the "New Maturity Date"). Unless otherwise provided herein, interest accrued thereon shall be paid at the New Maturity Date, or upon prepayment of the Note in accordance with Section 3.2 thereof

      (ii) Effective July 12, 2006, the interest on the Note shall be increased from an annual rate of 6% to 8%; and

      (iii) The following new Section 1.1 (a) and (b) shall be added to the
            Note:

      "1.1. (a) At the New Maturity Date, as defined in a First Amendment to the SPO Subscription Agreement, made as of the 27th day of September 2006, or at the date Maker prepays all or any portion of the Note, Payee shall have the right, but not the obligation, to convert all, or any portion of the accrued interest [the "Converted Accrued Interest (CAI)"] due on this Note to Common Stock at the conversion price (the "Conversion Price") defined in Section 1.1 (b) below. As used herein, the "Conversion Date" is the date that Maker receives from Payee the Notice of Conversion in the form annexed hereto.

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      1.1 (b) Within 5 business days of the Maker receiving Payee's Notice of
Conversion, Maker shall issue and deliver to Payee Common Stock representing the CAI. The number of shares of Common Stock representing the CAI shall be determined by dividing that amount by the Conversion Price. The Conversion Price shall be the average closing bid price of the Common Stock on a recognized stock exchange on which it trades over the ten (10) trading days preceding, but excluding, the Conversion Date.

3.    The Warrant.

      (i) Effective the date hereof, the Expiration Date, as defined in the Warrant, shall be September 26, 2010;

      (ii)  Effective the date hereof, the Exercise Price of a

      (iii) Warrant shall be $0.60; and

The following new Section 15 shall be added to the Warrant:

            "15. Issuance of Additional Common Stock. If, other than Excepted Issuances, as defined below, the Company issues any additional Common Stock before the Expiration Date, for a consideration of less (a "Lower Consideration Price") than the Exercise Price, at that time, and successively thereafter, upon each such issuance, the Exercise Price shall be reduced to the Lower Consideration Price. In that regard, other than Excepted Issuances, if Company issues any debt, warrant, right, and/or option convertible to Common Stock at a Lower Consideration Price, upon each such issuance, the Exercise Price shall be reduced to the Lower Consideration Price.

Excepted Issuances" means the issuance by Company of Common Stock, or other securities, or notes duly authorized under its then existing corporate powers in connection with (i) options grants to purchase Common Stock pursuant to a Company and shareholder authorized and approved stock option plans and employee stock purchase plans; (ii) as a result of the exercise of warrants or conversion of notes which were granted or issued prior to September 27, 2006; and (iii) warrants, or options issued to consultants in a transaction that an unaffiliated third party would consider commercially reasonable and fair.


4. Registration Rights. Section 6 of the Subscription Agreement is deleted in full, and the following Section 6 inserted in its place and stead:

      "6. Registration Rights. In consideration of the Purchaser's acquisition of Units, as described in this Subscription Agreement, the Company will register the Common Stock (the "Warrant Stock") underlying the Warrants by filing a registration statement not later than April 15, 2007 regarding any sale by the Purchaser of the Warrant Stock; provided, however, if the Company effects a public offering of its securities, or lists them on a recognized stock exchange and the Purchaser is thereby entitled to sell the Warrant Stock without a registration statement on such stock exchange, and subject to any commercially reasonable lock up agreements requested by the Nomad, or an underwriter of Company securities, the Purchaser hereby waives any and all registration rights under this Section 6."

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5.    With the exception of the above described amendments, the other provisions of the Subscription Agreement, Note and Warrants shall remain "as is".

6. The Subscriber hereby waives, releases and forever discharges SPO, its affiliates and subsidiaries, past and present officers, directors, employees, agents, attorneys, successors, heirs and their assigns absolutely and unconditionally from and against any claims, demands, obligations, liabilities, rights, causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, from the beginning of time to the date hereof.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date and year first above written.

SPO Medical Inc.                            Subscriber

______________________                      _________________________
Michael Braunold
President & CEO                             Print Name:______________





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                              NOTICE OF CONVERSION
                              --------------------

(To be executed by a Payee electing to convert all, of a portion of the Note's interest to Common Stock)


      The undersigned Payee hereby elects to convert $_________ of accrued interest on a Note issued by SPO Medical Inc. in September 2005, as amended by a First Amendment to an SPO Subscription Agreement between SPO and Payee, to shares of Common Stock, according to the conditions set forth in a SPO Subscription Agreement to the Note, as amended by the First Amendment.


_______________________________
Payee's Signature

Print Payee's Name:______________________


Print Payee's Address:_________________________


Date:_________________________